Exhibit 10.2
Minimum Premium Administrative Services Agreement
Amended And Restated Effective January 1, 2005
By And Between
ADMINISTAFF OF TEXAS, INC.
And
UNITED HEALTHCARE INSURANCE COMPANY
Hartford, Connecticut
*** indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been filed separately with the Securities and Exchange Commission.

Minimum Premium Administrative Services Agreement
Table of Contents
Section 1: Definitions
Section 2: Performance under the Policies
Section 3: Additional Services
Section 4: Maintenance of Records and Reporting to the Employer
Section 5: Information Access, Audit and Confidentiality
Section 6: Additional Duties of the Employer
Section 7: Disputes and Indemnification
Section 8: Taxes and Assessments
Section 9: Effective Date and Agreement Period
Section 10: Service Fees
Section 11: Termination of Agreement
Section 12: Costs of Collection
Section 13: Assignment
Section 14: Choice of Law
Section 15: Entire Agreement, Amendment and Waiver
Section 16: Notices
Exhibit A Performance Standards
Exhibit B Additional Services [RESERVED]
Exhibit C Reporting by the Company
Exhibit D Third Party Disclosure Agreement
Exhibit E Eligibility Reporting by the Employer
Exhibit F Alternate Vendors

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Minimum Premium Administrative Services Agreement
Amended And Restated Effective January 1, 2005
By And Between
ADMINISTAFF OF TEXAS, INC.
And
UNITED HEALTHCARE INSURANCE COMPANY
Hartford, Connecticut
WHEREAS, the Employer is a “professional employer organization” that establishes co-employment relationships with the employees of its Clients; and
WHEREAS, the Employer has established an employee welfare plan for certain employees, former employees and their dependents of the Employer; and
WHEREAS, the Employer desires the Company to furnish insurance, as well as certain administrative services with respect to the Plan; and
WHEREAS, on or about June 25, 2002, the Employer and the Company executed the Minimum Premium Administrative Services Agreement effective January 1, 2002 (“Original Agreement”), and on or about December 3, 2004, the Employer and the Company executed an amendment to the Original Agreement; and
WHEREAS, the Employer and the Company now wish to further amend and restate the Original Agreement, as amended, in its entirety effective January 1, 2005;
NOW THEREFORE, in consideration of the mutual promises contained in the Agreement, the Employer and the Company agree as follows:
Section 1: Definitions
(a)	“Agreement” means this Minimum Premium Administrative Services Agreement, Amended and Restated Effective January

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1, 2005, including any attached Exhibits, as amended from time to time.

(b)	“Check” means the instrument of payment issued by the Company for the payment of Health Benefits pursuant to the Agreement whether such instrument is a draft, a check, or an electronic funds transfer or similar instrument.

(c)	“Claims Account” has the meaning assigned to it in section 1(e) of the MP Financial Agreement.

(d)	“Client” means any organization that has a client service agreement or other similar agreement with the Employer.

(e)	“Company” means United HealthCare Insurance Company.

(f)	“Confidential Participant Information” has the meaning assigned to it in section 5(a)(i) of the Agreement.

(g)	“Effective Date” has the meaning assigned to it in section 9 of the Agreement.

(h)	“Employee” means an employee or former employee of the Employer or of a member of Employer’s controlled group as defined in Section 414(b) and (c) of the Internal Revenue Code of 1986, as amended, which is a participating employer under the Plan who is covered under the Plan, and a “qualified beneficiary” who is covered under the Plan pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time (“COBRA”), except that members of a family unit who elect COBRA coverage as a single family unit shall be considered a single “Employee.”

(i)	“Employer” means Administaff of Texas, Inc.

(j)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(k)	“Health Benefits” or “Benefits” has the meaning assigned to it under the MP Financial Agreement.

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(l)	“Incurred” when referring to Health Benefits means that the Company has become liable for payment of such Health Benefits under a Policy.

(m)	“Investment Grade” has the meaning assigned to it under the MP Financial Agreement.

(n)	“MP Arrangement” means the Minimum Premium Arrangement as defined in the MP Financial Agreement.

(o)	“MP Financial Agreement” means the Minimum Premium Financial Agreement between the Employer and the Company, as amended from time to time.

(p)	“Non-MP Policy” means a group medical insurance policy or group contract issued by the Company (or another member of the Company’s controlled group) to the Employer that is identified as a Non-MP Policy in the MP Financial Agreement. “Non-MP Policies” refers collectively to two or more such Policies, group contracts or both.

(q)	“Paid” when referring to Health Benefits, means that a Check for payment of such Health Benefits has been ***.

(r)	“Participant” means an Employee or his or her dependent who is covered under the Plan and who has been identified by the Employer as such pursuant to section 6(a) of the Agreement.

(s)	“Plan” means the employee health benefit plan maintained by the Employer that is insured by a Policy, but only to the extent benefits under the employee benefit plan are subject to the MP Financial Agreement. Any benefits that are insured by a Policy but not subject to the MP Financial Agreement are excluded from the term “Plan”.

(t)	“Policy” means a group health insurance policy issued by the Company to the Employer that is identified as a Policy in the MP Financial Agreement. “Policies” refers collectively to two or more such policies.

(u)	“Proprietary Business Information” has the meaning assigned to it in section 5(d)(iii) of the Agreement.

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(v)	“Security Deposit” has the meaning assigned to it in the Security Deposit Agreement.

(w)	“Security Deposit Agreement” means the Security Deposit Agreement between the Company and the Employer, as amended from time to time.

(x)	“Scope” has the meaning assigned to it in section 5(b)(i) and 5(c)(i), as appropriate, of the Agreement.

(y)	“Third Party Disclosure Agreement” is the agreement attached as Exhibit D of the Agreement.
Section 2: Performance under the Policies
(a)	The Company shall perform each of its duties and obligations under each Policy in accordance with such Policy’s terms and all applicable laws and regulations. To the extent that, pursuant to a Policy, the Company is responsible for the performance of any duty imposed on the Employer and/or the Plan under applicable laws and regulations, including but not limited to ERISA and the Health Insurance Portability and Accountability Act, the Company shall perform such duty in accordance with such laws and regulations.

(b)	The Employer hereby and under the Policies designates the Company, pursuant to a procedure set forth in the Plan, as the “fiduciary” as defined by ERISA for the purpose of (i) reviewing, making decisions on and paying claims for Health Benefits and (ii) reviewing and making decisions on denials of such Health Benefits. The Company shall serve as the final review committee under the Plan to determine for all parties all questions relating to the payment of Health Benefits and shall have the discretion, authority, and responsibility to construe and interpret the terms of the Plan and to make factual determinations.

(c)	The rate of accuracy of Health Benefit payments by the Company under each Policy and each Non-MP Policy shall be consistent with the accuracy rate that a reasonably prudent claims administrator would be expected to achieve under similar circumstances. The amounts payable by the Employer under the Agreement, the MP Financial Agreement and the Policies

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and Non-MP Policies shall be subject to the modifications specified in the performance standards set out in Exhibit A.

(d)	The Company shall provide services to recover Overpayments, as defined below, paid under the Policies and Plan benefits that were paid under the Policies and are recoverable by the Plan because payment was or should have been made by a third party (other than in connection with coordination of benefits, Medicare, or other Overpayments) for the same expense.
(i)	The Company engages affiliated and unaffiliated vendors to assist in the recovery of Overpayments and third party claims made with respect to the Policies and Non-MP Policies. The fees charged by both affiliated and unaffiliated vendors are netted against any recoveries. If the fee charged by any affiliated vendor exceeds *** of the recovery, the Company shall notify the Employer within 30 calendar days of the effective date of such charge. The Employer shall not be responsible for the cost of recovering any Overpayments made by the Company due to the Company’s *** as determined by mutual agreement of the parties or by a court or other tribunal.

(ii)	The Employer delegates to the Company the discretion and authority to develop and use standards and procedures for any recovery under this section, including but not limited to, whether or not to seek recovery, what steps to take if the Company decides to seek recovery, and under what circumstances to compromise a claim or settle for less than the full amount of the claim. The Employer recognizes that use of these standards and procedures may not result in recovery or in full recovery for any particular case. The Company will not pursue any recovery if any applicable law does not permit it, or, if recovery would be impractical. The Company may choose to initiate litigation to recover payments, but it shall have no obligation to pursue litigation. If the Company initiates litigation, the Employer shall cooperate with the Company in the litigation.

(iii)	If the Agreement terminates, or, if the Company’s recovery services terminate, the Company may, but is not required to, continue to recover any Overpayments. The Company shall include Overpayments recoveries in the Termination Review (as defined in Exhibit A to the MP Financial

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Agreement) in the manner reflected in Exhibit A to the MP Financial Agreement, and the Company shall otherwise be authorized to retain all Overpayments recoveries obtained after the Claims Recognition Date (as defined in the MP Financial Agreement).

(iv)	The Employer will not engage any entity except the Company to provide these recovery services without the Company’s prior approval.

(v)	For purposes of the Agreement, “Overpayments” shall mean payments that exceed the amount payable under a policy (for example, because of a provider billing error, retroactive or inaccurate eligibility information, coordination of benefits, Medicare disputes, or missing information), and other overcharges made by providers, including hospitals, discovered during the course of a hospital bill audit.
(e)	Claims Incurred prior to termination of any Policy shall be processed in accordance with such Policy.
Section 3: Additional Services
The Company shall provide to the Employer those additional services identified in Exhibit B. Fees for those services are specified in the Exhibit.
Section 4: Maintenance of Records and Reporting to the Employer
(a)	The Company will maintain all claims records for the period required by ERISA. Following termination of the Agreement, the Company will supply the Employer with historical information in the Company’s possession reasonably needed by the Employer to administer the Plan. In addition, during the year following termination, the Employer may request and the Company shall provide, at its prevailing charge, the following information:
(i)	As to each Policy and Non-MP Policy that terminates at any date other than December 31, the following reports for the relevant period of the calendar year in which such Policy or Non-MP Policy terminates:

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(A)	Year-to-date claims analysis for such year reflecting, for each Participant, total charges, deductibles, co-insurance and out-of-pocket maximum charges; and

(B)	Per Participant, year-to-date report regarding relevant annual benefit maximums.
(ii)	For each Policy and Non-MP Policy:
(A)	Per Participant, lifetime maximum report and

(B)	Per Participant, lifetime maximum report regarding, as applicable, specific medical conditions, treatments, therapies, services and/or benefits.
(b)	The Company shall make the necessary reporting to the United States Internal Revenue Service regarding payments that are made by the Company on behalf of the Plan to health care providers pursuant to the Agreement.

(c)	The Company shall provide the Employer with information, as required by ERISA, in a manner that enables the Employer to comply with ERISA’s annual reporting requirements.

(d)	The Company shall provide to the Employer the reports identified in Exhibit C to the Agreement.

(e)	The Company receives payments from prescription drug manufacturers in connection with pharmacy benefit services provided to its customers, including the Employer. The Company shall promptly notify the Employer if the average payment per member per month (determined annually) attributable to the Policies and Non-MP Policies exceeds by more than *** per member per month the average payment for all of the Company’s *** business. The Company shall notify the Employer of such excess, if any, for 2004 by the deadline for the Quarterly Review for the first Quarter of 2005, and annually thereafter.
Section 5: Information Access, Audit and Confidentiality
(a)	Employer’s Access to Information. During the term of the Agreement, if in order to administer the Plan, the Employer reasonably requests information, for an auditor or otherwise, that

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the Company has in its possession, the Company will provide access to that information, if legally permissible, as long as the information relates to the Company’s services under the Agreement, and the Employer provides (60) sixty calendar days prior notice of the need for the information.
(i)	The Employer hereby represents that any request by the Employer for disclosure of any information that contains personally identifiable information about a Participant (“Confidential Participant Information”) shall constitute the Employer’s representation to the Company that the Participant has authorized disclosure to the Employer or the Employer otherwise has the legal authority to have access to the information. The Employer must also represent at the time of the disclosure request that it has a reasonable procedure in place for handling Confidential Participant Information as required by any then current law.

(ii)	The Company will provide information only while the Agreement is in effect, unless the Employer demonstrates that the information is required for Plan purposes and such disclosure is permitted by law. The Employer shall pay the Company’s reasonable expenses in providing information after the termination of the Agreement.

(iii)	The Company will also provide reasonable access to information to an entity providing services to the Employer, such as an auditor or other consultant, upon request. Before the Company gives access to Confidential Participant Information to that entity, that entity will be required to sign a Third Party Disclosure Agreement, substantially in the form of Exhibit D.
(b)	Audits by the Employer. During the term of the Agreement, the Employer or a mutually agreeable entity may audit the Company to determine whether it is fulfilling its obligations under the Agreement.
(i)	The Employer shall advise the Company at least sixty (60) calendar days in advance of its intent to audit. The place, time, type, duration, and frequency of all audits must be reasonable and agreed to by the Company, which consent

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shall not be unreasonably withheld. All audits shall be limited to information relating to the calendar year in which the audit is conducted and/or the immediately preceding calendar year. With respect to the Company’s transaction processing services, the audit scope and methodology shall be consistent with generally acceptable auditing standards, including a statistically valid random sample or other acceptable audit technique as reasonably approved by the Company (for purposes of this subsection (b), “Scope”).

(ii)	The Employer will pay any expenses that the Employer incurs, and will be charged a reasonable additional fee, determined by the Company, for more than one audit every twelve (12) months, for any on-site audit visit that is not completed within five (5) business days, or for sample sizes exceeding the Scope set forth above. The Employer will incur a reasonable per claim charge for samples in excess of the Scope, and a $1000 charge for each day an audit exceeds the five (5) day on-site review limit per year. The additional fees cover the additional resources, facility fees, and other incremental costs associated with an audit that exceeds the Scope. The Employer will also pay any unanticipated reasonable expenses the Company incurs and all expenses incurred by the Company on any audit initiated after a termination notice is provided but before the effective date of the termination of the Agreement.

(iii)	The Employer will provide the Company with a copy of any final audit report.
(c)	Audits by the Company. During the term of the Agreement, the Company may audit the Employer to determine whether the Employer is fulfilling its obligations under the Agreement.
(i)	The Company shall advise the Employer at least sixty (60) calendar days in advance of its intent to audit. The place, time, type, duration, and frequency of all audits must be reasonable and agreed to by the Employer, which consent shall not be unreasonably withheld. All audits shall be limited to information relating to the calendar year in which the audit is conducted and/or the immediately preceding calendar year. The audit scope and methodology shall be

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consistent with generally acceptable auditing standards, including a statistically valid random sample or other acceptable audit techniques as reasonably approved by the Employer (for purposes of this subsection (c), “Scope”). The Company will bear any expenses that it incurs in conducting an audit. The Company shall provide the Employer with a copy of any final audit report.

(ii)	The Company shall pay any expenses that the Company incurs, and will be charged a reasonable additional fee, determined by the Employer, for more that one audit every twelve (12) months, for any on-site audit visit that is not completed within five (5) business days, or for sample sizes exceeding the Scope set forth above. The Company shall incur a $1000 charge for each day an audit exceeds the five (5) day on-site review limit per year. The Company shall incur a reasonable per Client charge for samples in access of the Scope. The additional fees cover the additional resources, facility fees, and other incremental costs associated with an audit that exceeds the Scope. The Company will also pay any unanticipated reasonable expenses the Employer incurs and all expenses incurred by the Employer on any audit initiated after a termination notice is provided but before the effective date of the termination of the Agreement.
(d)	Confidentiality. Except as otherwise provided herein or required by law, Proprietary Business Information and Confidential Participant Information will be the used solely to administer the Plan or to perform under the Agreement.
(i)	Except as provided in paragraph (ii) of this subsection (d), Confidential Participant Information and Proprietary Business Information will not be disclosed to any person or entity other than either party’s employees, subcontractors, or representatives needing access to such information to administer the Plan or perform under the Agreement.

(ii)	The Company or a related entity may the use Confidential Participant Information for research, creating comparative databases, statistical analysis, or other studies, provided that the information is de-identified or the use of the Confidential Participant Information is otherwise in

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accordance with then current law. The Company will maintain the confidentiality of such information as it relates to or could be identified with any individual Participant, provider, the Employer, any Client or the Employer’s or Client’s business. Such research, databases, analyses, and studies are considered by the Company to be Proprietary Business Information as defined in the following clause.

(iii)	“Proprietary Business Information” means information about the business of the Company or the Employer that is confidential, proprietary, trade secret or is not readily available to the general public, or information that has been designated by either of the parties as confidential or proprietary.
(e)	Publicity. The Company and the Employer acknowledge the important legal and economic interests each party has in the protection of its respective trademarks and tradenames, as well as in the accuracy and appropriateness of information released to the public concerning such party. Accordingly, each party shall obtain the consent of the other for the use of the other party’s name as follows:
(i)	With respect to any media release, advertising campaign and other similar public announcement by one party referring to the other party (“Media Release”), the disclosing party shall provide to the other party a Disclosure Notice (as defined below).
(A)	An Authorized Person shall provide written objections or written approval on behalf of the non-disclosing party within 24 hours. For purposes of this subsection, with respect to the Company, its General Counsel and President, Small Business Operations, are both Authorized Persons. With respect to the Employer, the Vice President, Benefits, and the General Counsel are Authorized Persons. By written notice to the other party, either party may change its Authorized Persons.

(B)	In no event may a disclosing party publish (or cause to be published) a Media Release without the prior

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written approval of an Authorized Person of the other party.
(ii)	With respect to a filing or written communication with a state department of insurance or department of health, or other similar regulatory body, by one party referring to the other party (“Special Regulatory Filing”), the disclosing party shall provide to the other a Disclosure Notice. The disclosing party may file or publish the Special Regulatory Filing if the other party does not object in writing within 5 business days of the Disclosure Notice. In no event may a party file or publish a Special Regulatory Filing if the other party provides a timely written objection unless the stated objection has been resolved by the parties or unless required by law or pursuant to a valid court order.

(iii)	With respect to all other regulatory filings, public announcements and public disclosures referring to the other party, other than such releases, announcements, disclosures, employee enrollment and communication materials as are used on a regular basis in the ordinary course of a party’s business, (“Other Disclosures”) a disclosing party shall use its best efforts to provide to the other a Disclosure Notice at least 5 business days in advance of the proposed announcement or disclosure date of such Other Disclosure. In no event may a party file or publish Other Disclosures if the other party provides a timely written objection unless the stated objection has been resolved by the parties unless required by law or pursuant to a valid court order.
“Disclosure Notice” means a written statement identifying and attaching the relevant portion of the proposed disclosure, indicating the proposed disclosure date and time, and identifying to whom any objections should be delivered.
Section 6: Additional Duties of the Employer
(a)	The Employer shall provide the following information and reports to the Company -
(i)	The Employer will identify to the Company those Employees, dependents and/or other persons eligible to

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be Participants. In processing claims and providing other services under the Agreement, the Company will be entitled to rely on the most current information in its possession regarding Participant eligibility. The Employer shall report eligibility to the Company as provided in Exhibit E of the Agreement, and eligibility information will be effective in claims processing as described in such Exhibit.

(ii)	The Employer shall provide such other reports to the Company, including but not limited to risk management reports, as are described in Exhibit E of the Agreement.
(b)	The Employer shall conduct its business with each Client and administer the Plan to ensure that –
(i)	each Employee has available no more than one open enrollment period per calendar year (other than qualifying status change events or otherwise in accordance with section 125 of the Internal Revenue Code of 1986, as amended) and the Employer administers the Benefits under the Plan on a calendar year basis notwithstanding the effective date of the Client’s participation in the Plan;

(ii)	at least *** of the eligible Employees of the Employer participate in the Plan (for this purpose, an eligible employee who is covered as a dependent under such employee’s spouse’s group health coverage is deemed covered under the Plan), and, as to each Client, no Employee contributes more than *** of the contribution required for “employee only” coverage; provided that for so long as at least *** of the total Clients meet this contribution standard, then Employer may continue or renew service agreements with Clients under which Employees’ contribution for “employee only” coverage is more than ***; provided further that no new service agreements violative of this contribution standard shall be executed on or after June 1, 2002.

(iii)	except as provided in Exhibit F to the Agreement, each Employee is offered concurrently no more than ***;

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(iv)	except as provided in Exhibit F to the Agreement, the Company shall be the exclusive provider of health and dental benefits for each Employee;

(v)	if the Employer terminates coverage for all or substantially all Employees at a worksite, that termination *** as of the date of notice to the Company of the termination.
For purposes of this section (6)(b), “the Plan” shall mean the plan of benefits provided by the Employer under both the Policies and the Non-MP Policies.

(c)	Except to the extent that (i) the Agreement specifically requires the Company to have fiduciary responsibility, or (ii) a Policy imposes responsibility on the Company for a specific Plan administrative function, the Employer accepts complete responsibility for the Plan, including its design, and for compliance with any laws that apply to the Plan.

(d)	The Employer will provide to Participants the information and documents they need to obtain Health Benefits within a reasonable period of time after coverage begins. In the event of the termination of the Agreement, the MP Financial Agreement or the Policy, the Employer will notify all affected Participants of the termination.

(e)	Upon the Company’s request, the Employer shall provide to the Company documentation of the Employer’s current debt rating, if applicable. In addition, the Employer shall notify the Company immediately upon learning that the Employer’s debt rating has fallen below Investment Grade.

(f)	The following provisions govern coverage provided to new Clients obtained by the Employer as a result of the Employer’s acquisition of, joint venture with, or any similar type of transaction with another professional employer organization (“New PEO Clients”).
(i)	The Employer may not add New PEO Clients to the MP Arrangement or to the Non-MP Policies without the express written consent of the Company. Within not more than 30 calendar days following the Company’s receipt of all information required by the Company to evaluate the

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economic risk associated with the proposed addition of the New PEO Client(s) to the MP Arrangement as a result of any such acquisition or transaction, the Company shall inform the Employer of its decision regarding such proposed addition and, if such addition is approved, any condition(s), including separate rating for a designated period, which the Company intends to impose as a condition to such addition.

(ii)	Within a reasonable period of time not to exceed six (6) months after consummation of the transaction, the Employer must provide to New PEO Clients coverage under the MP Arrangement or a Company product that is *** to that which the New PEO Clients ***, but different and separate from the MP Arrangement, if offered by the Company. In either case, within such six (6) month period, the Company shall be the *** coverage for such ***.

(iii)	If the Company exercises its right under section 6(f)(i) of the Minimum Premium Services Agreement to decline the addition to the MP Arrangement and to the Non-MP Policies of such New PEO Clients, or imposes conditions on such a proposed addition that are unacceptable to the Employer in its sole discretion, the exclusivity provisions of section 6(b)(iv) above shall not apply and the Employer may contract with any other *** New PEO Clients on such terms as it shall determine.

(iv)	A Client once covered under the MP Arrangement may not be deemed a New PEO Client or covered under any arrangement exclusively for New PEO Clients.
Section 7: Disputes and Indemnification
(a)	The Employer agrees to indemnify and hold harmless the Company from any and all liability, loss, damages, fines, penalties and costs, including but not limited to, expenses and reasonable attorneys’ fees, which the Company shall sustain arising out of or in connection with (1) any gross negligence or material breach of the Agreement on the part of the Employer, (2) any determination by the Employer regarding the eligibility for coverage under a Policy or a Non-MP Policy of an Employee or Employee’s dependent, (3) any direction of the Employer to the

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Company, (4) the offering or termination of the Policies or Non-MP Policies, or the manner of the offering or termination of the Policies or Non-MP Policies, to Clients, or (5) the release or use by Employer of any information obtained from the Company pursuant to section 5(a), unless the parties agree or it is determined in a final non-appealable decision by a court or regulatory agency having jurisdiction of the matter that the liability therefore was the direct consequence of criminal conduct or fraud on the part of the Company or negligence or a material breach of the Agreement on the part of the Company.

(b)	The Company agrees to indemnify and hold harmless the Employer and/or the Plan from any and all liability, loss, damages, fines, penalties and costs, including but not limited to, expenses and reasonable attorneys’ fees, that the Employer or Plan shall sustain arising out of or in connection with gross negligence or material breach of the Agreement on the part of the Company or any direction of the Company to the Employer, unless the parties agree or it is determined in a final non-appealable decision by a court or regulatory agency having jurisdiction of the matter that the liability therefore was the direct consequence of criminal conduct or fraud on the part of the Employer or negligence or a material breach of the Agreement by the Employer. The Company shall not indemnify or hold harmless the Employer or the Plan for any losses arising out of Overpayments. If Health Benefits are required to be paid pursuant to any judgment in favor of the plaintiff or a settlement with the plaintiff or the order of a regulatory agency having jurisdiction of the matter and such judgment or settlement is final or payable during the term of the Agreement, any portion of such judgment or settlement attributable to Health Benefits shall be treated as a claim for Health Benefits at the time that the judgment or settlement is final and shall be paid by the Company to the same extent as any other claim for Health Benefits under the provisions of section 5 of the Agreement and section 2 of the MP Financial Agreement.

(c)	The Company and the Employer shall promptly advise each other as to matters which come to their respective attentions involving potential legal actions or regulatory enforcement activity which involve the Plan or are related to the activities of either party with respect to the Plan or the Agreement and shall

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promptly advise each other of legal actions or administrative proceedings which have actually commenced.

(d)	In the event that a lawsuit or administrative proceeding is brought against the Employer or the Plan but not the Company, the defense and associated costs of such action or proceeding shall be paid by the Employer, provided that the costs, including attorneys’ fees, of such defense shall be reimbursed to the Employer or Plan by the Company to the extent the Employer or the Plan is entitled to indemnification by the Company under subsection (b) of this section 7. The Company shall cooperate fully with the Employer in the defense of any such action or proceeding arising out of matters related to the Agreement. The Employer agrees not to oppose any attempt made by the Company to intervene in such action or proceeding, provided there is no conflict of interest between the Company and the Employer or the Plan.

(e)	In the event that a lawsuit or administrative proceeding is brought against the Company arising out of the performance of its duties under the Agreement, the defense of and associated costs of such action or proceeding shall be paid by the Company, provided that the costs, including reasonable attorneys’ fees, of such defense shall be reimbursed to the Company by the Employer to the extent the Company is entitled to indemnification by the Employer under subsection (a) of this section. The Employer shall cooperate fully with the Company in the defense of any such action or proceeding arising out of matters related to the Agreement. The Company agrees not to oppose any attempt made by the Employer to intervene in such action or proceeding, provided there is no conflict of interest between the Company and the Employer or the Plan. If the Employer or the Plan is also named as a party in such action or proceeding, the Employer may request that the counsel engaged by the Company also provide for the defense of the Employer and/or the Plan. If there is no conflict of interest between the Company and the Employer or the Plan, the Company shall take all reasonable measures to comply with the Employer’s request. If such counsel does not provide for the Employer’s or Plan’s defense, then the Employer and Plan shall pay for the defense and associated costs as provided in subsection (d) of this section, subject to the Employer’s and/or the Plan’s right to reimbursement under such subsection.

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Section 8: Taxes and Assessments
(a)	In the event that a state or other jurisdiction, in accordance with existing or future law, determines that the Company is liable for payment of any tax, surcharge or assessment (other than taxes based upon net income) (individually or collectively, “Tax”) with respect to any aspect of the Plan, the Policies, the Non-MP Policies, the MP Arrangement, or the Agreement, the Employer agrees to reimburse the Company for the amount of any such Tax, any interest expense assessed against or incurred by the Company before or after payment of such Tax, and any other charges, penalties or fines in connection therewith, including reasonable attorneys’ fees, that the Company may sustain in connection with the payment of such Tax, provided, however, that the Company shall have given the Employer prompt notification of the imposition of any such Tax.
(i)	Subject to the provisions of section 8(a)(ii), any such amount shall be due and payable upon written notification by the Company to the Employer, regardless of whether such notification occurs during the term or following the termination of the Agreement. The Employer shall indemnify and hold harmless the Company from any liability, loss, damages, fines, penalties and costs, including reasonable attorneys fees, which the Company may sustain arising out of or in connection with any compromise, litigation or appeal by the Employer of any Tax or any delay in payment of such Tax as a result of such compromise, litigation or appeal.

(ii)	With respect to any Tax imposed on the Company solely as a result of the Employer’s status as policyholder or sponsor of the Plan, upon Employer’s compliance with any bond, security or other legal requirement imposed on a party contesting such a Tax, the Employer shall have the sole discretion in determining whether any such Tax shall be paid, compromised, litigated or appealed and as to all matters of procedure, compromise, defense or appeal of any other aspects concerning liability for any such Tax, except to the extent that the Company would thereby be in violation of any applicable law or rule or would suffer any

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injury, loss or liability that would not be fully compensable under section 8(a).

(iii)	The Employer shall not be obligated to reimburse the Company for that portion of any premium tax assessed against the Company that was taken into account by the Company in establishing the Quoted Premium (as defined in the MP Financial Agreement) under a Policy or the premium under a Non-MP Policy.
(b)	In the event that a state or other jurisdiction, in accordance with existing or future law, imposes upon the Company the duty to act as agent for collection of any Tax imposed on the Plan or the Employer or with respect to any aspect of the Plan, a Policy, a Non-MP Policy, the MP Financial Agreement, or the Agreement, the Employer will pay over any such amount to the Company when requested to do so by the Company, subject to receipt by the Employer from the Company of prompt notice concerning such matter and exercise by the Employer of its rights as stated under subsection 8(a) above.
Section 9: Effective Date and Agreement Period
Except as otherwise specifically provided herein, the provisions of the Agreement shall be effective as of January 1, 2005 (“Effective Date”). The Agreement shall be in effect for a period of twelve (12) months (“Agreement Period”) and shall continue automatically for successive Agreement Periods of twelve (12) months each unless it is discontinued earlier in accordance with section 11 of the Agreement.
Section 10: Service Fees
The fees for the services provided by the Company under the Agreement are included in the Monthly Premiums as defined in the MP Financial Agreement and any fees for any additional services are described in Exhibit B of the Agreement.
Section 11: Termination of Agreement
(a)	The Agreement shall terminate on the date that the MP Financial Agreement terminates.

MP Services Agreement	21

(b)	In the event that either party reasonably believes that any state or other jurisdiction may impose a penalty on it for proceeding with its performance under the Agreement, such party will promptly advise the other party of such belief and the basis therefore. In such event the parties agree to cooperate in good faith to resolve such matter to the satisfaction of both parties. After a good faith effort by the parties to eliminate the risk of a material penalty being imposed, if the matter is not resolved to the satisfaction of both parties, the party upon which such penalty may be imposed may immediately discontinue the Agreement’s application in such state or jurisdiction by providing notice to that effect to the other party. In that event, the Agreement will continue to apply in all other states or jurisdictions.

(c)	Termination of the Agreement shall not extinguish the rights or liabilities of either party arising prior to termination.
Section 12: Costs of Collection
The Employer and the Company agree to pay all reasonable costs of collection, including reasonable attorneys’ fees, of any amounts due the other party under the Agreement.
Section 13: Assignment
Services to be performed by the Company under the Agreement may be performed by the Company, by any of its affiliates or by any subcontractor selected by it, provided that the Company shall not be relieved of any of its obligations hereunder. Except as set forth in the preceding sentence, neither party may assign or delegate any of the rights and obligations hereunder to any third party without the prior written consent of the other party.
Section 14: Choice of Law
The Agreement shall be governed by applicable federal law and, to the extent not governed by federal law, the laws of the State of Texas.
Section 15: Entire Agreement, Amendment and Waiver
(a)	Upon execution of the Agreement, all prior or contemporaneous letters of understanding, agreements, requests for proposal,

MP Services Agreement	22

proposals, representations, statements, negotiations and understandings, whether oral or written, are hereby terminated and superseded by the Agreement, the MP Financial Agreement, the Security Deposit Agreement, the Policies and Non-MP Policies and all riders thereto.

(b)	Any amendments or modifications to the Agreement must be in writing, and must be signed by the duly authorized representatives of each party. Each party shall provide to the other a written certification of the names of those persons duly authorized to execute amendments or modifications on behalf of the party. Each party shall be entitled to rely on the other’s certification of authority unless and until it is modified.

(c)	No term or provision of the Agreement shall be deemed waived and no breach excused, unless the party claimed to have waived the term or provision or to have excused the breach does so in a signed writing.

(d)	In the event of any conflict between the terms and conditions of the Agreement, the MP Financial Agreement, the Security Deposit Agreement or the Policies or Non-MP Policies, the following order of precedence shall be followed in resolving the conflict. The terms of the Security Deposit shall first control, then the MP Financial Agreement, then the Agreement and lastly the Policies or the Non-MP Policies, as applicable.

(e)	The parties’ respective rights and obligations under sections 2(a)-(d), 4(a)-(d), 5(a), 5(d), 7, 8 and 12 of the Agreement shall survive termination of the Agreement.
Section 16: Notices
(a)	Any notice required to be given under the Agreement shall be given in writing by sending or delivering such notice to the receiving party (i) by prepaid registered or certified first class U.S. mail, return receipt requested, (ii) by overnight express courier with recipient’s signature required, (iii) by hand delivery with recipient’s signature required, (iv) by facsimile, provided that the other party has specifically requested that a specifically

MP Services Agreement	23

designated notice be made by facsimile, or (v) or by any other method by which the date of receipt by the party entitled to such notice may be determined. Notice shall be effective when sent.

(b)	Notices to a party shall be sent or delivered:
To the Company at:
UnitedHealthcare
Small Business Group
5901 Lincoln Drive
Edina, MN 55436
Fax: (952) 992-7155
Attention: President, Small Business Group
With a Copy to:
UnitedHealthcare
Legal Department
5901 Lincoln Drive
Edina, MN 55436
Fax: (952) 992-5180
Attention: General Counsel
And:
UnitedHealthcare
Small Business Group
5901 Lincoln Drive
Edina, MN 55436
Fax: (952) 992-7155
Attention: Vice President, Underwriting
And to the Employer at:
Administaff of Texas, Inc.
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
Fax: (281) 312-3350
Attention: President
With a Copy to:

MP Services Agreement	24

Administaff of Texas, Inc.
Attention: General Counsel
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
Fax: (281) 358-6492
(c)	Each party may change the person(s) designated to receive notice on behalf of the party, or the address or facsimile number to which such notice should be sent, upon written notice to the other party.
In witness whereof, the undersigned have executed the Agreement effective as of the Effective Date.

ADMINISTAFF OF TEXAS, INC.		UNITED HEALTHCARE
INSURANCE COMPANY

By	/s/ Richard G. Rawson	By	Simeon A. Schindelman

Authorized Signature		Authorized Signature

Name Richard G. Rawson		Name Simeon A. Schindelman

Title President		Title President, Small Business

Date 5/27/2005		Date 6/1/2005

MP Services Agreement	25

Exhibit A — Performance Standards
1. General Description
          a. Performance Standards and Guarantee Period
          Pursuant to section 2(c) of the Agreement, this Exhibit describes the performance standards applicable to services provided under the Agreement with respect to medical Policies and Non-MP Policies (“Performance Standard” or “Performance Standards”). These standards apply to the annual period that begins on January 1 and ends on December 31 of the same calendar year (“Guarantee Period”).
          The reports and metrics referenced in this Exhibit are those reports and metrics utilized by the Company on the Effective Date. From time to time, the Company may change the reports and metrics that it uses. If so, substantially similar metrics and reports will be substituted for those set forth in this Exhibit A. In addition, if a report or metric is changed, the Company will modify any affected Performance Standard to the extent necessary to carry out the intent of the parties, provided that the modified Performance Standard shall be at least as favorable to the Employer as the standard offered by the Company to other key account customers at the time of the modification.
          b. Premium Credits
          To the extent provided below, the Employer shall be entitled to a Premium Credit if the Company fails to meet *** or more of the Performance Standards during a Guarantee Period. The Premium Credit due for a Guarantee Period shall be applied to premiums due to the Company for the first Arrangement Month following the Quarterly Review for the fourth Arrangement Quarter of each year.
          c. Reporting
          The Company shall report to the Employer the Performance Standards results as part of each Quarterly Review. Performance Standard results will be summarized and reported for the Guarantee Period as part of the Annual Review. The amount of Premium Credit due as a result of the Company’s failure to meet any of the Performance Standards will be determined as part of the Quarterly Review.

MP Services Agreement	26

          d. Non-Performance by the Company May be Excused
     The Company shall not be required to provide a Premium Credit where the Company’s failure to meet any Performance Standard is due to fire, embargo, strike, war, accident, act of god, voluntary or involuntary compliance with any valid or invalid law or regulation of any governmental agency or authority or ***.
2. Eligibility Loading
     The Company will load eligibility transmissions to the UnitedHealth Group Eligibility System within *** business days of receipt. A tape load will be considered to have met this standard if the elapsed time between the date the tape is received by the Company and the date upon which the tape is loaded to the eligibility system(s) is *** business days or less. The guarantee applies to tapes submitted consistent with the format outlined in the UnitedHealth Group Eligibility Handbook (last updated version June 19, 2001) and is not applicable to tapes that cannot be loaded due to tape errors or for tapes that require reformatting of data. Tapes must be received prior to 12:00 noon, Eastern Time, on the date as determined by scheduled tape delivery dates. Otherwise, written notification of tape delivery must be provided and receipt confirmed by the Company. If the tape is received after 12:00 noon, Eastern Time, the period for completion of the loading under this standard commences the following business day.
     Failure to load *** of eligibility tapes to the UnitedHealth Group Eligibility System within *** business days of receipt during the Guarantee Period will result in a Premium Credit of ***.
3. Customer Reporting
          a. The following set of reports will be available on-line to the Employer for all Policies and Non-MP Policies administered on the Company’s UNET system within *** calendar days of the close of each month:
•	Premium Versus Claims

•	Claim Expenses by Size of Payment

•	Payments by Benefit Type

•	Health Care Cost Management Summary

•	Claim Experience

•	Membership by Market

MP Services Agreement	27

•	Membership by Month

•	Membership with Demographic Factors and Geographic Factors
          b. The following reports will be available to the Employer for all Non-MP Policies administered on the Company’s PRIME system (Maryland Small Business PPO clients) within *** calendar days of the close of each month:
•	Claim Expenses by Size of Payment

•	Payments by Benefit Type
          c. The Quarterly Review report described in Exhibit A of the Minimum Premium Financial Agreement will be provided to the Employer within *** calendar days of the end of the Arrangement Quarter.
          d. Failure to deliver at minimum *** of the total number of reports identified in this section 3 during the Guarantee Period will result in a Premium Credit of ***.
4. Claim Operations Performance Standards
     For purposes of this section 4, the term “claim” shall mean a written or electronic request for payment of a Plan Benefit made by a member or provider.
          a. Time to Pay
     During a Guarantee Period, the Company will process *** of all claims received by the Company within *** business days of receipt, as evidenced by the Company’s date stamp. Timeliness will be measured using the “Time to Pay” report produced by the Company on a monthly basis. The overall Guarantee Period result is recalculated using the raw data for such period. The “Time to Pay” results are always rounded to the nearest whole percent.
     For the Agreement, the criteria will be based upon the results of the Service Center team servicing the Employer.
     A claim will be considered processed when the claim has been completely reviewed and a payment determination has been made.
     Time to pay is measured the same way regardless of the timing of the Company’s responses to a claimant.
     Failure to process *** of all claims received within *** business days during the Guarantee Period will result in a Premium Credit in the

MP Services Agreement	28

maximum amount of ***. Credits against this Performance Standard will be applied on a gradient as follows:
          *** within *** business days — ***
          *** within *** business days — ***
          *** within *** business days — ***
          *** within *** business days — ***
          *** in more than *** business days — ***
          b. Financial Accuracy
     The Company will maintain a Financial Accuracy rate of not less than *** for the Guarantee Period. Financial Accuracy is measured by collecting a statistically significant random sample of claims processed. The sample is reviewed to determine the percentage of claim dollars processed correctly out of the total claim dollars submitted for payment. The measurement will be done by the Company’s standard internal quality assurance program based on a periodic audit of all claims processed by the Service Center team servicing the Employer. The overall Guarantee Period result is recalculated using the raw data for such period.
     Failure to maintain a Financial Accuracy rate of at least *** for the Guarantee Period will result in a Premium Credit in the maximum amount of ***. Credits against this Performance Standard will be applied on a gradient as follows:
      *** paid correctly — ***
      *** paid correctly — ***
      *** paid correctly — ***
      *** paid correctly — ***
      Less than *** paid correctly — ***

MP Services Agreement	29

          c. Procedural Accuracy
     The Company will maintain a Procedural Accuracy rate of not less than *** for the Guarantee Period. Procedural Accuracy is measured by collecting a statistically significant random sample of claims processed by the Service Center team servicing the Employer. The sample is reviewed to determine the percentage of claims processed without non-financial errors.
     The measurement will be done by the Company’s standard internal quality assurance program based on a periodic audit of all claims processed by the Service Center team servicing the Employer. The overall performance period result is recalculated using the raw data for such period.
     Failure to maintain a Procedural Accuracy rate of at least *** for the Guarantee Period will result in a Premium Credit in the maximum amount of ***. Credits against this Performance Standard will be applied on a gradient as follows:
      *** paid correctly — ***
      *** paid correctly — ***
      *** paid correctly — ***
      *** paid correctly — ***
      Less than *** paid correctly — ***
     d. Items Excluded From Claim Operations Performance Measurements
     With some products (e.g., HMO), financial reimbursement arrangements are contractually negotiated with providers (physicians, labs, etc.), that budget the payment they receive for certain services. Periodic payments are made to the providers in return for their agreement to provide the negotiated services to network members. Services provided under these arrangements are not processed as a typical “claim” and, as a result, results from the networks featuring these arrangements are not included in the performance statistics outlined above.
     The claims that are included in Claim Operations performance categories are limited to medical claims processed through the UNET claims system(s). Claims processed through any other system, including claims for other products such as vision, dental, or pharmacy

MP Services Agreement	30

coverage, are not included in the calculation of the performance measurements stated above.
5. Member Phone Service Performance Standards
          a. Average Speed to Answer
     This standard applies to the claim team and/or the member service team that provide service for the Employer’s Employees. The Company will guarantee that calls will sequence through the Company’s automated telephone call distribution system and be answered by a customer service representative in *** seconds or less, on average. The Average Speed to Answer will be measured by the standard tracking reports produced by the Company’s automated phone system for all the calls handled by the Service Center team servicing the Employer.
     If the Average Speed to Answer for the Guarantee Period is greater than *** seconds, a Premium Credit will be due. The maximum amount of the Premium Credit will be ***. Credits against this performance measure will be applied on a gradient as follows:
      *** seconds or less — ***
      *** seconds or less — ***
      *** seconds or less — ***
      *** seconds or less — ***
      More than *** seconds to answer — ***
          b. Abandonment Rate
     This standard applies to the claim team(s) and/or the member services team(s) which provide service for the Employer’s Employees. The Company will guarantee that calls will sequence through the Company’s automated telephone call distribution system such that the average abandonment rate will be no greater than *** percent. The Abandonment Rate results will be measured by the standard tracking reports produced by the Company’s automated phone system for all calls handled by the Service Center team servicing the Employer.
     If the Abandonment Rate for the Guarantee Period is greater than *** on average, for all locations providing member phone service to the Employer’s Employees, a Premium Credit will be made due. The maximum amount of the credit will be ***. Credits against this performance measure will be applied on a gradient as follows:
      *** of calls abandoned — ***

MP Services Agreement	31

      *** of calls abandoned — ***
      *** of calls abandoned — ***
      *** of calls abandoned — ***
      more than *** of calls abandoned — ***
6. Overall Member Satisfaction Performance Standard
          This standard applies to the member service teams that provide HMO, HMO Substitute, EPO, PPO and Managed Indemnity services for the Employer’s Employees. The Company will conduct, on *** basis, a Uniprise Customer Satisfaction Survey. The Overall Satisfaction question used reads:
“Overall, how satisfied are you with the way the Company administers your medical health insurance plan, such as processing your claim or helping answer any questions or resolving any problems you may have?”
     If less than *** of the respondents for the Service Center team providing services for the Employer’s Employees are satisfied overall (i.e., if *** of respondents do not respond with either completely satisfied, very satisfied or somewhat satisfied), a Premium Credit of *** will be due.

MP Services Agreement	32

Exhibit B – Additional Services
[RESERVED]

MP Services Agreement	33

Exhibit C — Reporting by the Company
          1. The Company shall provide the Employer on line access to Employer eServices Customer Reporting (eCR) reports available to its fully insured customers that are listed below. However, the reports that are listed below may not be available for all Policies or Non-MP Policies or for all system platforms (UNET or PRIME) on which the Employer’s Plan is administered. Those reports that are available on a monthly basis will be updated and available to the Employer by the 15th of the subsequent month. The Company will review with the Employer those reports that are available on an other than monthly basis or on a limited Policy or Non-MP Policy basis or on a limited system platform basis. The eCR reports are as follows:

Premium Versus Claims
Claims Expenses by Size of Payment
Payments by Benefit Type
Detailed Payment Report
Health Care Cost Management Summary
Claim Experience
Claim Lag Study
Inpatient Utilization and Costs by Admission Types
Utilization by Diagnosis Chapters
Managed Pharmacy Plan Performance
Surgical Costs and Utilization by Procedure Chapters
Membership by Market
Membership by Month
Membership with Demographic and Geographic Factors
Distribution of Discounts
Distribution of Ineligible Charges
Distribution of Other Savings
Inpatient Utilization by Diagnosis Chapters
Managed Pharmacy Cost and Utilization by Month
Managed Pharmacy Critical Indicators
Managed Pharmacy – Key Generic Substitution Indicators by Month
Managed Pharmacy – Top Drug Utilization Ranked by Cost &Top Drug Utilization Ranked by Volume
Managed Pharmacy – Top Therapeutic Class Utilization Ranked by Cost & Top Therapeutic Class Utilization Ranked Volume
Managed Pharmacy Utilization by Gender and Age
Network Utilization

MP Services Agreement	34

Network Utilization (including Capitation)
Network Utilization by Provider Type
Network Utilization by Provider Type (including Capitation)
Outpatient Utilization by Diagnosis Chapters
Surgical Utilization by Procedure Category and Place of Service
Surgical Utilization by Procedure CPT Codes
Top Hospitals Ranked by Total Net Paid & Top Physicians Ranked by Total Net Paid
Utilization by Age Group
Utilization and Costs by Provider Type
Bill Count by Month
Annual Customer Reporting & Analysis Executive Summary Report
          2. The Company shall provide to the Employer the following monthly banking system reports in an electronic format by the 15th of the subsequent month. These reports reflect activity processed through the Claims Account for the Policies. The reports are as follows:
Summary Report for Daily Transfer Evaluation
Monthly Summary Report of Net Charge Distribution
Detailed Report for Transfer Evaluation
Outstanding Report
          3. The Company shall provide to the Employer the following monthly detailed claim extracts in an electronic format consistent with the detailed file layouts previously supplied for the Policies and Non-MP Policies by the 15th of the subsequent month. These claim extracts were modified by the Company to include the Employer’s Client code and include the following:
CRS Medical Claim Financial Extract
CRS Medical Claim Statistical Extract
CRS Pharmacy Claim Extract
Dental Claim Statistical Extract

MP Services Agreement	35

Exhibit D — Third Party Disclosure Agreement
     This THIRD PARTY DISCLOSURE AGREEMENT (“Agreement”) is entered into by and between Administaff of Texas, Inc. (“Employer”), [Examiner Name] (“Examiner”) and United HealthCare Insurance Company for itself and its affiliated companies (“United HealthCare”). These parties acknowledge and agree as follows:
     Employer and United HealthCare entered into the Minimum Premium Administrative Services Agreement (“the Agreement”) under which United HealthCare provides claims administration and other services for Employer’s employee welfare benefit plan (“Plan”). Employer has retained Examiner to perform an examination, audit or other evaluation of the files, books, and/or records of United HealthCare pertaining to the Plan (“Examination”).
     Employer has requested that solely for purposes of the Examination, United HealthCare disclose to Examiner certain documents, statistical information and other information which is commercially valuable, confidential, proprietary, or trade secret (“Proprietary Information”) and also materials which may contain medical or other individually identifiable information (“Confidential Medical Information”). Proprietary Information and Confidential Medical Information shall collectively be referred to in the Agreement as “Confidential Information”. United HealthCare has agreed to disclose this Confidential Information subject to the terms of the Agreement.
     The Examination shall take place on the date or date(s) mutually agreed upon by the parties.
     Confidential Information disclosed by United HealthCare, its agents, subsidiaries and affiliates, to Examiner in connection with the Examination, including all copies thereof, shall be used by Examiner only as permitted by the Agreement. Confidential Information shall not include information: (i) generally available to the public or generally known in the insurance industry or employee benefit consulting community prior to or during the time of the Examination through authorized disclosure; (ii) obtained from a third party who is under no obligation to United HealthCare not to disclose such information; or (iii) required to be disclosed by subpoena, or other legal process.
     Use: Examiner shall: (a) not use (deemed to include, but not be limited to, using, exploiting, duplicating, recreating, modifying, decompiling, disassembling, reverse engineering, translating, creating derivative works or disclosing Confidential Information to another

MP Services Agreement	36

person or permitting any other person to do so) Confidential Information except for purposes of the Examination; (b) limit use of Confidential Information only to its authorized employees (deemed to include employees as well as individuals who are agents or independent contractors of Examiner) who have a need to know for purposes of the Examination; and (c) may release Confidential Information in response to a subpoena or other legal process to disclose Confidential Information, after giving United HealthCare reasonable prior notice of such disclosure.
     At the conclusion of the Examination, Examiner shall either relinquish to United HealthCare, or destroy (with such destruction to be certified to United HealthCare), all Confidential Information. If during the course of the Examination it is discovered that the Agreement has been breached by Examiner then all Confidential Information shall be relinquished to United HealthCare upon demand.
     The Agreement binds the parties and their respective successors, assigns, agents, employers, subsidiaries and affiliates.
     Unauthorized use of Confidential Information by Examiner is a material breach of the Agreement resulting in irreparable harm to United HealthCare for which the payment of money damages is inadequate. It is agreed that United HealthCare, upon adequate proof of unauthorized use, and in addition to any other remedies at law or in equity that it may have, may immediately obtain injunctive relief in any court of competent jurisdiction enjoining any continuing or further breaches and may obtain entry of judgment for injunctive relief. Examiner consents to said injunctive relief and judgment. Employer and Examiner agree to indemnify and hold harmless United HealthCare with respect to any claims and any damages caused by Examiner’s breach of the Agreement.
     The requirement to treat all Confidential Medical Information, as Confidential Information shall survive the termination of the Agreement. The requirement to treat all Proprietary Information as Confidential Information under the Agreement shall remain in full force and effect so long as any Proprietary Information remains commercially valuable, confidential, proprietary and/or trade secret, but in no event less than a period of three (3) years from the date of the Examination.
     Neither the Agreement nor Examiner’s rights or obligations hereunder may be assigned without United HealthCare’s prior written approval.

MP Services Agreement	37

     General: (a) The Agreement is the entire understanding between the parties as to the subject matter hereof. (b) No modification to the Agreement shall be binding upon the parties unless evidenced in writing signed by the party against whom enforcement is sought. (c) Headings in the Agreement shall not be used to interpret or construe its provisions. (d) The alleged invalidity of any term shall not affect the validity of any other terms. (d) The Agreement may be executed in counterparts.
     The parties have caused their authorized representatives to execute the Agreement.

Administaff of Texas, Inc.

By

Authorized Signature

Print Name

Print Title

Date

[Examiner Name]

By

Authorized Signature

Print Name

Print Title

Date

United HealthCare Insurance Company

By

Authorized Signature

Print Name

Print Title

Date

MP Services Agreement	38

Exhibit E — Eligibility Reporting by the Employer
For purposes of this Exhibit E, “Plan” shall include the plan of benefits provided by the Employer under the Policies and the Non-MP Policies.
1.	The Employer shall provide to the Company an accounting of the number of Clients participating in the Plan as of January 1, 2002.

2.	The Employer understands that the Company requires a seven business day period from the date notification is received by the Company of a Participant’s eligibility or termination of coverage under the Plan in order to update the UnitedHealth Group Eligibility System and the subsidiary eligibility systems for pharmacy, dental and mental health/substance abuse benefits. This seven business day period is predicated upon such eligibility information being provided by the Employer to the Company in the format consistent with that outlined in the UnitedHealth Group Eligibility Handbook (last updated on June 19, 2001). The Employer agrees to pay the claims of such Participant(s) whose coverage has been terminated to the extent they would otherwise constitute Health Benefits required to be paid by the Company if the Company authorized the payment of the claims during this period, even if such persons are no longer eligible for Plan benefits during this period.

3.	Effective December 31, 2005, the Company shall not be required to make retroactive terminations of Participant eligibility (excluding COBRA Participants) for benefits Incurred under Policies or Non-MP Policies on dates more than 31 calendar days before the date on which the corrected information is received by the Company. The Company shall not be required to make any other retroactive corrections in Participant eligibility for benefits Incurred under Policies or Non-MP Policies on dates more than 60 calendar days before the date on which the corrected information is received by the Company.

4.	In calculating the Quoted Premiums under the Policies and the monthly premiums under the Non-MP Policies administered on the Company’s UNET system (as designated in Exhibit B to the Minimum Premium Financial Agreement), the following rule shall apply. *** shall be due for Employees whose effective date of coverage is on or before the *** of that month and no premium shall be due for Employees whose effective date of coverage is

MP Services Agreement	39

after the *** of that calendar month. *** shall be due for Employees whose coverage is terminated after the *** of that calendar month, and *** shall be due for Employees whose coverage is terminated on or before the *** day of that calendar month.

5.	Monthly premiums for the Non-MP Policies administered on the Company’s PRIME system (as designated in Exhibit B to the Minimum Premium Financial Agreement) are calculated by the system on an individual Non-MP Policy basis using a roster billing process which reflects the amount due for individual Participants. The calculation of monthly premiums on PRIME uses a *** rule to determine the premium due for partial month’s coverage as opposed to the *** of the month rule described in paragraph 4 above.

6.	Risk Management Reports and Information
(a)	Commencing with the second quarter of 2005 Quarterly Review meeting (which is expected to occur on or about August 15, 2005), the Employer shall supply the following risk management activity reports to the Company on a quarterly basis at the applicable Quarterly and Annual Review meetings:
(i)	Reports for *** During the Review Quarter

• ***

• ***

• ***
(ii)	Reports for *** as of the End of the Review Quarter

• ***

• ***

• ***
(b)	In addition, the parties will cooperate in good faith to establish by August 15, 2005 an appropriate mechanism

MP Services Agreement	40

(e.g., a process for Employer reporting) to demonstrate Employer’s compliance with the *** percent employee contribution limitation for “employee only” coverage for a New Client in Section 6(b)(ii) of the Agreement.

(c)	Representatives of the Employer and the Company shall meet no more than one time in any twelve-month period to allow the Company the opportunity to review and comment on the Employer’s *** subject to applicable confidentiality provisions of this Agreement and the MP Financial Agreement. Further, the Employer and the Company shall cooperate to establish a process under which the Employer will provide additional information to help the Company better understand the Employer’s management of new Client accounts.

MP Services Agreement	41

Exhibit F – Alternate Vendors
A.	Except as otherwise set forth in this Exhibit F, the Company shall have the right to be the exclusive provider of medical and dental coverage for Employees; provided, however, that execution of an agreement between the Company and the Employer with respect to the Company’s right to be the exclusive provider of dental coverage for Employees with respect to certain geographical coverage areas (“Dental Agreement”) shall cause this Agreement and the MP Financial Agreement (including any exhibits or appendices to either) to be modified effective as of the effective date of the Dental Agreement to delete any effect on or reference to dental benefits, coverage, policies, or exclusivity rights as to the provision of dental coverage to employees of the Employer, and shall be interpreted in a manner consistent therewith. For purposes of this Exhibit F, “Employees” shall include employees of the Employer covered under Non-MP Policies as well as the Policies.

B.	Exceptions to the Company’s Right to be Exclusive Provider
1.	*** The Employer may offer alternate HMO, EPO, or PPO coverage (but not dental coverage) to Clients in ***.

2.	*** The Employer shall offer to each Client the following coverage options for Employees at *** worksites: (i) existing *** coverage options (medical and/or dental) or (ii) coverage options offered by the Company (medical and/or dental).

3.	CIGNA ***: CIGNA *** or *** may be offered with, at the option of the Company, the Company’s ***, in the following markets, provided that each market listed below shall be treated as a New Market (as defined in section B(7) below) and subject to the provisions of section B(5)(b) below at such time as the Company shall offer an ***, *** or the *** Substitute option which is Competitive (as defined in section B(7) below) in such market.
a.	***

b.	***

MP Services Agreement	42

c.	***

d.	***

e.	***

f.	***

g.	***
4.	New Markets
a.	The Employer shall offer the Company’s PPO option in New Markets. Subject to subsection B.4.b. and Section C of this Exhibit F, if the Employer wishes to also offer an HMO or EPO option in a New Market, the Employer shall (i) notify the Company of its plan, and (ii) offer such option exclusively through the Company’s HMO, EPO or the HMO Substitute, provided that the Company’s product is Competitive in such New Market at the time of the Employer’s notice to the Company or becomes Competitive not more than *** months after receipt of the Employer’s notice to the Company.

b.	If the Employer provides an HMO or EPO option through a Competing Vendor in a New Market consistent with the provisions of this Exhibit F, the Company may elect to offer the Company’s PPO option to Employees along with the Competing Vendor’s HMO or EPO. If the Company’s PPO option is provided to Employees, the Company may upon *** days notice to the Employer, cease such offering in the New Market effective on the January 1 following the notice.
5.	Removal or Addition of the Company’s HMOs and Other Products
a.	If at any time an HMO, the HMO Substitute or EPO offered by the Employer through the Company ceases to be Competitive, the Employer may in its sole discretion cease offering such product and, in

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any case, the respective market in which such product operates shall be deemed a New Market. In any such case, the Employer shall notify the Company of its opinion concerning the Competitive status of such product at least *** months before it ceases offering the product and shall have the burden of undertaking the steps required to confirm the same in accordance with section B(7)(b) of this Exhibit F. If the Company’s HMO, the HMO Substitute or EPO becomes Competitive within *** months after its receipt of the Employer’s notice, the Employer may not replace it unless and until it is again not Competitive, in which case a new notice shall be required and a new *** month corrective period will begin.

b.	If at the time the Company begins to offer an HMO, the HMO Substitute or EPO option which is Competitive, the Employer is offering an HMO or EPO option through a Competing Vendor consistent with the provisions of this Exhibit F, the Employer shall offer each Client in such New Market coverage options for Employees in such New Market not later than the *** of such *** consisting of either (i) subject to Section C of this Exhibit F, the Company’s ***, the *** Substitute or *** and *** options or (ii) such Competing Vendor’s *** or *** and, at the Competing Vendor’s option, its ***.

c.	Notwithstanding sections B.1 and B.3.c. of this Exhibit F, the Employer and the Company shall discuss in detail the circumstances under which the Company could make available and the Employer could accept new Company offerings in Boston and California beginning in 2006. In no event shall Employer be required to include a new Company product in California or Boston that would reasonably be expected to materially increase Employer’s health plan costs in that market or adversely impact its arrangements with insurers in that market.

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6.	Acquisition by Employer of another Professional Employer Organization: The Employer’s use of Competing Vendors to provide coverage to New PEO Clients will not violate the provisions of section 6(b)(iv) of the Agreement or this Exhibit F if such coverage complies with the provisions of section 6(f) of the Agreement.

7.	Process for Considering Alternative Vendors in Special Markets
a.	The special procedures for alternate vendors described in this section 7 shall apply to the following markets (“Special Markets”):
i.	***

ii.	***

iii.	***

iv.	***

v.	***

vi.	***

vii.	***
b.	The Employer and the Company shall discuss in detail whether and upon what terms the offering of vendors other than the Company (“Alternate Vendors”) in the Special Markets would be a viable alternative to the current approach in any or all of the Special Markets, including but not limited to, the following:
i.	pricing, product and other competitive information;

ii.	the specific advantages expected to be gained from offering an Alternate Vendor;

iii.	the anticipated process and terms for introducing and offering an Alternate Vendor’s product, including price, contribution, product

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and benefit plan design differences, and employee vs. Client selection process; and

iv.	whether some combination of different or additional Company offerings would best serve the Employer,
c.	Following these discussions, the Employer may offer an Alternate Vendor in a Special Market without regard to notice and cure provisions of section 5 of this Exhibit F. Any vendor changes made by the Employer pursuant to this section shall be memorialized in an amendment to this Exhibit F. Taking into account the discussions with the Employer, the Company’s existing offerings, and the size and product distribution of the existing membership in the Special Market, the Company shall elect one of the following:
i.	Continue to offer to the Employer an *** option at the Client level. (All co-employees of a Client would be offered ***);

ii.	Continue to offer to the Employer an *** option at the employee level, where Clients may elect more ***.

iii.	Discontinue offering any option to the Employer in the Special Market.
d.	If the Employer offers one or more Alternate Vendors in a Special Market, this change in product offering may result in changes in the Monthly Payable Rate, Quoted Premiums or premiums of Non-MP Policies; provided, however, that any such rate or premium change for a Special Market would not be effective before the later of (i) the date the Alternate Vendor’s coverage becomes effective and (ii) the first of the month following 30 days advance written notice of such rate or premium change by the Company to the Employer.

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e.	The Employer has determined to offer the following Alternate Vendors pursuant to this paragraph B.7.
i.	***.
C.	Conversion to Alternative Products

As soon as commercially practicable after ***, the Employer shall begin the process of substituting the Company’s *** products for the Company *** under which Employees were covered on ***, subject to the Employer’s determination that the proposed provider network in the applicable geographic area is adequate; provided, however, that substantially all of the Company *** under which Employees were covered on *** shall be replaced with the Company’s ***.

D.	Definitions

As used in this Exhibit F, capitalized terms shall have the meanings assigned to them in the Minimum Premium Administrative Services Agreement to which this Exhibit F is attached or, if no meaning is so assigned, the meaning set forth in this section D of Exhibit F.
a.	“Competing Vendor” means a vendor of medical coverage products in a particular geographic market other than the Company.

b.	“Competitive” when referring to an HMO, the HMO Substitute or an EPO option means that either (i) the Company and the Employer agree or (ii) an independent consultant chosen by mutual agreement of the parties has determined, that such product ranks either *** as compared to competing products of other vendors in the designated market. In making any determination of the rank of a product in a market, such consultant shall apply such criteria relating to *** as it shall determine appropriate. All fees and expenses of any such consultant shall be paid by the Employer.

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c.	“HMO” means a product issued by a licensed “health maintenance organization” and offered as a network only or lock in product. Any references in this Exhibit F to the Company’s “HMOs” shall include any HMO issued by the Company (or another member of the Company’s controlled group).

d.	“New Market” means a geographic area in which the Employer does not offer an *** option on January 1, 2002.

e.	“PPO” means any product for network coverage that is not an HMO, the HMO Substitute or an EPO.

f.	“EPO” means a product issued by a licensed “insurance company” and offered as a network only or lock in product.

g.	“HMO Substitute” means the Choice Plus benefit plan (which includes both in-network and out-of- network benefits) developed and offered to the Employer by the Company as a substitute for Company’s HMO products in connection with Section C of this Exhibit F.

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